As filed with the Securities and Exchange Commission on November 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0216859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 E. Grand Avenue

South San Francisco, California 94080

(650) 246-7300

(Address of principal executive offices) (Zip code)

Portola Pharmaceuticals, Inc. Inducement Plan

(Full title of the plan)

William Lis

Chief Executive Officer

Portola Pharmaceuticals, Inc.

270 E. Grand Avenue

South San Francisco, California 94080

(650) 246-7300

(Name and address of agent for service) (Telephone Number, including Area Code, of Agent for Service)

Copies to:

Kenneth L. Guernsey

Sally A. Kay

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	1,500,000	$48.57	$72,861,000	$9,071.19

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall cover any additional shares of Common Stock that become issuable under the Registrant’s Inducement Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on November 8, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Portola Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017 (the “2016 Form 10-K”);

•	The information specifically incorporated by reference into the 2016 Form 10-K from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 24, 2017;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 9, 2017;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Commission on August 9, 2017;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Commission on November 9, 2017;

•	The Company’s Current Reports on Form 8-K filed with the Commission on February 3, 2017 (two filings), May 8, 2017 (reporting under Item 5.02), June 19, 2017, September 11, 2017, and September 13, 2017; and

•	The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 001-35935), filed with the Commission on May 17, 2013 and pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a court to award, or as permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation further provides that the Registrant may indemnify the Registrant’s directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

•	the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these individuals against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Portola Pharmaceuticals, Inc.

4.2(2)	Amended and Restated Bylaws of Portola Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(3)	Portola Pharmaceuticals, Inc. Inducement Plan

99.2(4)	Form of Stock Option Grant Notice - Inducement Plan

99.3(5)	Form of Stock Option Grant Notice for Officers - Inducement Plan

99.4(6)	Form of Option Agreement - Inducement Plan

99.5(7)	Form of Restricted Stock Unit Award Grant Notice - Inducement Plan

99.6(8)	Form of Restricted Stock Unit Award Grant Notice for Officers - Inducement Plan

99.7(9)	Form of Award Agreement - Inducement Plan

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35935), filed with the Securities and Exchange Commission on May 28, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-35935), filed with the Securities and Exchange Commission on May 28, 2013, and incorporated herein by reference.
(3)	Filed as Exhibit 10.39 to Registrant’s Current Report on Form 10-Q (File No. 001-35935), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated herein by reference.
(4)	Filed as Exhibit 10.40 to Registrant’s Current Report on Form 10-Q (File No. 001-35935), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated herein by reference.
(5)	Filed as Exhibit 10.41 to Registrant’s Current Report on Form 10-Q (File No. 001-35935), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated herein by reference.
(6)	Filed as Exhibit 10.42 to Registrant’s Current Report on Form 10-Q (File No. 001-35935), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated herein by reference.
(7)	Filed as Exhibit 10.43 to Registrant’s Current Report on Form 10-Q (File No. 001-35935), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated herein by reference.
(8)	Filed as Exhibit 10.44 to Registrant’s Current Report on Form 10-Q (File No. 001-35935), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated herein by reference.
(9)	Filed as Exhibit 10.45 to Registrant’s Current Report on Form 10-Q (File No. 001-35935), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated herein by reference.

UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on November 9, 2017.

PORTOLA PHARMACEUTICALS, INC.

By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Lis and Mardi C. Dier, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Lis William Lis	Executive Vice President	November 9, 2017

/s/ Mardi C. Dier Mardi C. Dier	Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2017

/s/ Hollings C. Renton
Hollings C. Renton	Chairman of the Board of Directors	November 9, 2017

/s/ Jeffrey W. Bird, M.D., Ph.D. Jeffrey W. Bird, M.D., Ph.D.	Director	November 9, 2017

/s/ Laura A Brege Laura A. Brege	Director	November 9, 2017

/s/ Dennis Fenton, Ph.D. Dennis Fenton, Ph.D.	Director	November 9, 2017

/s/ Charles J. Homcy, M.D. Charles J. Homcy, M.D.	Director	November 9, 2017

/s/ John H. Johnson John H. Johnson	Director	November 9, 2017

/s/ David C. Stump, M.D. David C. Stump, M.D.	Director	November 9, 2017

/s/ H. Ward Wolff H. Ward Wolff	Director	November 9, 2017